UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 17, 2012

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (the “Company”) was held on May 17, 2012. Represented at the meeting were 479,250,622 shares, or 87.83%, of the Company’s 545,608,543 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.    The Company’s stockholders elected the thirteen (13) director nominees named below to a one-year term expiring at the 2013 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Zachary W. Carter	440,667,832	1,463,058	2,387,843	34,731,889
Brian Duperreault	440,805,210	1,440,225	2,273,298	34,731,889
Oscar Fanjul	430,115,437	12,047,848	2,355,448	34,731,889
H. Edward Hanway	435,218,589	6,716,736	2,583,408	34,731,889
Lord Lang	430,072,940	11,067,133	3,378,660	34,731,889
Elaine La Roche	440,358,300	1,579,284	2,581,149	34,731,889
Steven A. Mills	435,236,280	6,738,696	2,543,757	34,731,889
Bruce P. Nolop	440,446,657	1,719,394	2,352,682	34,731,889
Marc D. Oken	440,394,640	1,487,494	2,636,599	34,731,889
Morton O. Schapiro	434,091,940	7,992,342	2,434,451	34,731,889
Adele Simmons	437,398,536	4,804,970	2,315,227	34,731,889
Lloyd M. Yates	440,271,242	1,872,021	2,375,470	34,731,889
R. David Yost	434,963,831	6,987,396	2,567,506	34,731,889

2.    The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
471,619,620	5,365,147	2,265,855	0

3.    The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2012 Proxy Statement, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
354,715,926	85,697,461	4,105,346	34,731,889

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Assistant Secretary

Date:    May 22, 2012

4